December 8, 1999


VIA FACSIMILE: (213)680-1564
AND FIRST CLASS U.S. MAIL
-------------------------

Tom Dulek
Moss Adams LLP
865 S. Figueroa Street, Suite 1400
Los Angeles, CA  90017-2543

Re:      Form 8-K -- Primedex Health Systems, Inc.
         -----------------------------------------

Dear Mr. Dulek:

Attached please find Registrant's disclosure with regard to Item 4, Changes in Registrant's Certifying Accountants, of its Form 8-K, regarding your engagement. Please review the disclosure. If you wish to furnish the Registrant with a letter containing any new information, clarification of the Registrant's expression of its views, or the respects in which you do not agree with the statements made by the Registrant, please promptly provide such a letter and it shall be field as an exhibit to the Form 8-K.

If there are any questions, please do not hesitate to contact me.

Sincerely,

PRIMEDEX HEALTH SYSTEMS, INC.



By: /s/ Howard G. Berger
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   Howard G. Berger, M.D., President



                                   EXHIBIT 16